As filed with the Securities and Exchange Commission on June 29, 2001.

                                                      Registration No: 333-58844
   =========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               -------------------

                                 AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                          MENTOR CAPITAL CONSULTANTS, INC.
                   (Name of small business issuer in its charter)

                               -------------------
          Delaware                    8742                    84-1569905
       (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction of      Industrial Classification    Identification Number)
       incorporation or            Code Number)
        organization)


  4940 Pearl East Circle, Suite 104
       Boulder, Colorado 80301             4940 Pearl East Circle, Suite 104
 (303) 444-7755   Fax (303) 444-0406            Boulder, Colorado 80301
    (Address and telephone number               (Address of principal
    of principal executive offices)                place of business)

                              W. Michael Bissonnette
                           Mentor Capital Consultants, Inc.
                        4940 Pearl East Circle, Suite 104
                              Boulder, Colorado 80301
                        (303) 444-7755   Fax (303) 444-0406
              (Name, address and telephone number of agent for service)

                          Copies of communications to:
                              Robert J. Philipp, Esq.
                                Kranitz & Philipp
                             2230 East Bradford Avenue
                            Milwaukee, Wisconsin  53211
                       (414) 332-2118   Fax (414) 332-4480
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________ If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          CALCULATION OF REGISTRATION FEE
                              (See following page)

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                          MENTOR CAPITAL CONSULTANTS, INC.
                       Registration Statement on Form SB-2
                                     Under
                            The Securities Act of 1933



                         CALCULATION OF REGISTRATION FEE


                                      Proposed         Proposed
Title of each class     Amount        Maximum          Maximum       Amount of
of securities to be      to be     offering price     aggregate     Registration
     registered        registered     per unit      offering price     fee
--------------------------------------------------------------------------------
Common Stock      2,000,000 shares      $2.00(1)     $4,000,000(1)  $1,000.00
--------------------------------------------------------------------------------
Warrants          1,000,000 warrants    -                 -              -

Common Stock      1,000,000 shares(2)   $3.00        $3,000,000     $  750.00
issuable upon
exercise of
warrants
--------------------------------------------------------------------------------
Warrants          1,000,000 warrants    -                 -              -

Common Stock      1,000,000 shares(2)   $4.00        $4,000,000      $1,000.00
issuable upon
exercise of
warrants
--------------------------------------------------------------------------------
Totals            4,000,000 shares                  $11,000,000(1)  $2,750.00(3)
                  2,000,000 warrants

  (1) Estimated solely for the purpose of calculating the registration fee.

  (2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of such warrants.
  (3) Pursuant to Rule 457(p), filing fee offset in full with $4,125 fee paid upon filing of prior Form SB-2 by this Registrant (File No. 333-57066; initially filed March 15, 2001), which registration statement was withdrawn as of April 2, 2001, no sales of securities having been made pursuant thereto.

                              (Facing Page Continued)

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus (Subject to Completion)
Dated June 29, 2001


                                 1,000,000 Units

                          MENTOR CAPITAL CONSULTANTS, INC.

                             Common Stock and Warrants
                          (Minimum Purchase: 6,000 Units)

  Mentor Capital Consultants, Inc. is offering a minimum of 125,000 units and a maximum of 1,000,000 units, each unit consisting of two shares of its common stock and two warrants to purchase additional shares of common stock. The warrants will entitle the holder to purchase two additional shares of common stock at the price of $3.00 and $4.00, respectively, as described in this prospectus under "Description of Securities - Warrants." We will utilize the proceeds of this offering and the exercise of warrants, if any, to establish and operate our business of providing consulting services to companies seeking to raise capital, including our proposed formation or acquisition of an NASD-member securities broker-dealer. To date, we have conducted only minimal consulting operations and have not generated significant revenues.

  This is our initial public offering and no public market currently exists for our common stock or warrants, which will be transferable separately and are not required to be transferred as units. We do not expect that any public market will develop for our warrants. We anticipate that, within approximately four months following the completion of this offering, our common stock will be quoted on the NASD's OTC Bulletin Board under the symbol "_______." The initial public offering price will be $4.00 per unit, or 2.00 per share.

            Investing in our securities involves substantial risks.
                  See "Risk Factors" beginning on page 6.

                               Price $4.00 Per Unit

                             Price to         Underwriting          Proceeds to
                              Public         Discounts and        Mentor Capital
                                              Commissions           Consultants

Per Unit...................    $4.00              -0-                 $4.00
Minimum (125,000 units)....   $500,000            -0-                $500,000
Maximum (1,000,000 units)..  $4,000,000           -0-              $4,000,000

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  This is a minimum-maximum offering which will be sold by us through our officers and directors. We must sell the minimum offering of 125,000 units if any are sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities in excess of the 125,000-unit minimum offering, but we will use our best efforts to sell all of the 1,000,000 units offered. Funds received from subscribers will be held in escrow by Grafton State Bank. Unless collected funds sufficient to purchase at least the minimum offering of 125,000 units are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, all purchase payments will be returned in full to subscribers, without interest or deduction. If the minimum offering is sold within the foregoing period, the offering may continue until 1,000,000 units are sold or December 31, 2001, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

_____________, 2001

                               -------------------


                                 TABLE OF CONTENTS

                                                                       Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . .             3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . .             6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .             9
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . .             9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . .            10
Selected Financial Data . . . . . . . . . . . . . . . . . . .            11
Plan of Operation . . . . . . . . . . . . . . . . . . . . . .            12
Business. . . . . . . . . . . . . . . . . . . . . . . . . . .            14
Management. . . . . . . . . . . . . . . . . . . . . . . . . .            19
Advisory Board. . . . . . . . . . . . . . . . . . . . . . . .            21
Certain Relationships and Related Transactions. . . . . . . .            22
Principal Stockholders. . . . . . . . . . . . . . . . . . . .            23
Description of Securities . . . . . . . . . . . . . . . . . .            24
Shares Eligible for Future Sale . . . . . . . . . . . . . . .            27
Plan of Distribution. . . . . . . . . . . . . . . . . . . . .            29
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .            30
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
Where You Can Find Additional Information . . . . . . . . . .            30
Index to Financial Statements . . . . . . . . . . . . . . . .            31
Exhibit A (Subscription Agreement). . . . . . . . . . . . . .           A-1
Exhibit B (Form of Warrant) . . . . . . . . . . . . . . . . .           B-1


                                       2

                                PROSPECTUS SUMMARY

  You should carefully read the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus concerning our company and the common stock being offered, including our financial statements and related notes.

                                   Our Company

  Mentor Capital Consultants was incorporated in March 2000 under the laws of Delaware as IPO Investors Network, Inc. We changed our name in March 2001 to Mentor Capital Consultants, Inc. Our principal business will be to provide a comprehensive suite of business management and marketing consulting services to pre-start-up through 5-year-old emerging growth companies and the entrepreneurs that operate them. Our operations will initially include:

    Business Strategic Planning and Marketing Consulting Services

      We will assist our clients in assessing their industry and the competition, refining their business model, preparing a business plan, and implementing their business strategy. We will review, evaluate, and refine our clients' current marketing strategy and assist in the design and development of a custom marketing plan and assist in its execution.

    Broker-dealer Referral Services

      To the extent that our clients require advice and assistance in raising capital for their business, we have developed relationships with three broker-dealers to whom we will refer appropriately developed clients in need of underwriting and private placement services.

    Development and Sale of a Software Product

      This software, The Mentor Capitalist's Primer on Capital Formation Options TM, will provide a comprehensive education in capital formation, including the self-financing options available, as well as a step-by-step tutorial on completing the Form U-7 for Small Corporate Offerings (SCORs) as well as the Form 1-A used in Regulation A offerings.


                                  Our Strategy

  We will target as consulting clients those start-ups and emerging growth businesses that we believe have exceptional growth potential, and which offer products or services with national or international sales potential. Over time, we intend to expand our marketing campaign to attract business clients in major metropolitan areas of the country.

  We will market our services and our software product through three primary means: (a) direct response advertising, including AM news and business news radio, television, and print advertising; (b) through our attendance and participation at industry forums, conferences, and seminars; and (c) through traditional public relations methods. We have conducted a market test, the results of which indicated an interest in our suite of consulting services. We intend to expand our consulting resources by creating alliances with other businesses with expertise in business, marketing, advertising, and media buying consulting.

                                       3

  Our business plan for future operations contemplates offering our clients a full spectrum of consulting services, including services relating to strategies and options for capital formation. To this end, we intend to either purchase or establish a broker-dealer which will deliver the capital raising and underwriting services that we will rely on our three broker dealer referrals to provide for our clients until such time as we have purchased or established our own broker-dealer.

  We are a start-up company with minimal current revenues and a limited operating history. In addition, our management has a limited background in the operation of a management consulting and brokerage business. Further, we intend to operate our business in a sector with considerable competition from more established businesses with better capitalization, name recognition, and operating histories. To date, our operations have been focused on planning our business, developing our software product, and raising the capital necessary to launch our business consulting operations, complete the development of our software and commence sales. The limited revenues we have generated to date have consisted of interest earned on capital raised from a private offering of our common stock and fees paid for consulting services provided by us to a two clients in order to test and evaluate our methods.

  We anticipate needing to sell the 125-000 unit minimum offering in order to raise sufficient capital to launch our business consulting operations and either purchase or form a securities broker-dealer. While we expect to commence our consulting operations within three months following the date of this prospectus, broker-dealer operations are not expected to commence for up to six to nine months, principally due to the time required to apply and be accepted for NASD membership, including the time required for personnel to meet related examination requirements. If we are able to acquire a registered broker-dealer on acceptable terms, this process may be shortened somewhat, depending upon the qualifications of any personnel who join us as a result of such acquisition.

  Our principal office is located at 4940 Pearl East Circle, Suite 104, Boulder, Colorado 80301. Our telephone number is (303) 444-7755, and our facsimile number is (303) 444-0406.

                                  The Offering

Units offered, each unit consisting of
  two shares of common stock and two
  warrants, each warrant providing for
  the purchase of one additional share
  of common stock . . . . . . . . . . . . . . . . . . . . .     1,000,000  units
Common stock outstanding before the offering. . . . . . . .    15,530,762 shares
Common stock to be outstanding after minimum offering . . . 15,780,762 shares Common stock to be outstanding after maximum offering . . . 18,530,762 shares Common stock to be subject to warrants after minimum offering 250,000 shares Common stock to be subject to warrants after maximum offering 3,000,000 shares
Proposed OTC Bulletin Board trading symbol. . . . . . . . .

  Each unit consistsng of two shares of its common stock and two warrants to purchase additional shares of common stock. Commencing six months after the date of this prospectus, and for eighteen months thereafter, the warrants may be exercised to purchase two additional shares of common stock at the price of $3.00 and $4.00, respectively. Please see "Description of Securities - Warrants" for a description of the terms of the warrants, including the conditions under which they may be redeemed by us.

  This is a minimum-maximum offering which will be sold by us through our officers and directors, without the participation of an underwriter.

                                       4

  Unless collected funds sufficient to purchase at least the minimum offering of 125,000 units, containing 250,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, the offering will terminate and no shares will be sold. If the 125,000-unit minimum offering is sold within the foregoing period, the initial disbursement of escrowed funds will take place, and the offering may continue until 1,000,000 units, containing 2,000,000 shares of common stock, are sold or December 31, 2001, whichever occurs first. We are not obligated to (1) sell any number or dollar amount of our common stock in excess of the 125,000-unit minimum offering or (2) purchase any shares at any time. While we will use our best efforts to sell all of the units offered, we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in the offering. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

Use of Proceeds

 We intend to allocate the net proceeds received by us from this offering to working capital, for use in connection with the development and expansion of our business, including expenditures with respect to the following: (1) recruitment and training of additional technical and marketing personnel; (2) advertising and marketing; (3) development of software products; (4) formation or acquisition of an NASD-member broker-dealer; and (5) development and maintenance of web sites. See "Use of Proceeds."

Summary Financial Data

  You should read the following summary financial data in conjunction with "Plan of Operation" and our financial statements, and the related notes, which are included in this prospectus. The information shown below as of December 31, 2000, and for the year then ended, has been taken from our financial statements, which have been audited by Van Dorn & Bossi, independent certified public accountants. Our unaudited consolidated financial statements as of March 31, 2001, and for the three-month period then ended, and for the period from March 13, 2000 (inception) to March 31, 2001, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial condition and results for such periods.

           Mentor Capital Consultants, a Development-Stage Enterprise

Statement of Income Data:

                                  MARCH 13, 2000   THREE MONTHS   MARCH 13, 2000
                                   (INCEPTION)        ENDED        (INCEPTION)
                                  TO DECEMBER 31,    MARCH 31,       MARCH 31,
                                      2000             2001            2001
                                   ------------    ------------     ------------
                                                   (unaudited)      (unaudited)

  Total income . . . . . . . $            9,816    $    17,918      $    27,734
  Total operating expenses . $          662,195        290,231          952,426
                                     -----------    -----------      -----------
  Net loss . . . . . . . . . $         (652,379)   $  (272,313)     $  (924,692)
                                     ===========    ===========      ===========
  Net loss per common share. $            (0.05)   $     (0.02)
                                     ===========    ===========
  Weighted average common
       shares outstanding. .          13,122,186    15,510,484


Balance Sheet Data:
                                                  March 31, 2001
                                                -----------------
                                                   (unaudited)
    Cash and cash equivalents. . . . . . . . . $       603,460
    Total assets . . . . . . . . . . . . . . . $       753,561
    Long-term debt, less current portion . . . $           -0-
    Deficit accumulated during
        development stage. . . . . . . . . . . $      (924,692)
    Stockholders' equity . . . . . . . . . . . $       753,561

                                       5

                                  RISK FACTORS

  This offering and an investment in our common stock and warrants involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including our financial statements and the related notes, before purchasing units. If any of the following risks actually occurs, our business, operating results, prospects or financial condition could be seriously harmed. The trading price of our common stock could decline, and you could lose all or part of your investment.

This is a self-underwritten, minimum-maximum offering, and we may not raise enough capital from the sale of our common stock and warrants to fund our plans for growth and expansion as quickly as needed.

  While we will use our best efforts to sell all of the units offered by this prospectus, we are not obligated to sell any number or dollar amount of our common stock and warrants in excess of the 125,000-unit minimum offering, and we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in this offering. We intend to expend all the proceeds we receive from this offering to grow and expand our existing business, principally by developing an Internet site and otherwise increasing our marketing efforts. We believe that proceeds of the 125,000-unit minimum offering will be sufficient to establish and/or support our operations for the next twelve months. However, our inability to obtain financing in excess of the minumum will impede the implementation of our plans for growth and expansion, thereby possibly extending the time required for you to realize a positive return, if any, on your investment in our company.

We cannot guarantee that an active trading market for our common stock will develop or be sustained.

  While we intend that our common stock will be quoted on the NASD's OTC Bulletin Board upon completion of this offering, we cannot provide definite assurance that our shares will be actively traded. The development and continuation of a trading market will depend principally upon our business, financial condition and operating results.

If the market price of our shares remains below $5.00 per share, sales effected by registered broker-dealers may be subject to considerable additional rules and regulations, compliance with which may adversely affect our stock's liquidity and price.

  The initial public offering price of our common stock will be less than $5.00 per share, and no assurance can be given that the market price for our common stock will exceed $5.00 per share at any time following the completion of this offering. Accordingly, SEC rules may impose additional requirements upon broker-dealers who effect transactions in our shares, principally with respect to (1) additional disclosures concerning the risks of investment in lower-priced stocks, (2) written investor-suitability determinations and (3) written authorization of these transactions by the proposed purchasers. Compliance with these rules could impede trading and adversely impact the price and liquidity of your shares.

Evaluation of our prospects may be more difficult in light of our limited operating history.

  Our company was formed in March 2000, and we have a limited operating history upon which to base an evaluation of our prospects. As a relatively new enterprise, we are subject to the risks, expenses and uncertainties that face any company during its early development. We are confident that we will be able to address and overcome these risks through our management's experience, our attention to changes in the market to which we seek to deliver our services, and our technological expertise. However, there can be no definite assurance that we will be able to adequately address these risks, and our failure to do so may adversely affect the value of your investment in our common stock.

Our management may not be successful in applying the proceeds of this offering in a manner that increases the value of your investment.

  We plan to utilize the net proceeds of this offering in the manner described in this prospectus under "Use of Proceeds." Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering, whether in our existing operations or for external investments, in ways which increase our profitability or market value, or otherwise yield favorable returns.

                                       6

We may be unable to manage growth that results from a successful offering.

  To implement our business plan, we must expand our operations, financial systems, and personnel. We may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in our being unable to capitalize on the opportunity in the market, and might cause our financial condition and results of operations to suffer. Should our financial condition and/or results of operations suffer, the value of your investment in our common stock may be adversely affected.

Purchasers in this offering will experience immediate and substantial dilution.

  The initial public offering price of our common stock is substantially higher than its book value immediately after the offering. As a result, if you invest in this offering at an assumed initial public offering price of $2.00 per share, you will incur immediate dilution of at least $1.73 per share in the book value of the shares purchased from the price you pay for your stock if we sell the entire offering. If we sell only the 125,000-unit minimum offering, you will experience dilution of $1.92 per share. You will incur this dilution largely because our earlier investors paid substantially less than the initial public offering price when they purchased their common stock. See the discussion under "Dilution" for a calculation of the dilution you will experience, assuming various levels of sales in this offering.

Our president is not covered by an employment contract or "key person" life insurance, and his loss could adversely affect our business results and the value of your investment.

  Our future success depends upon the continued services of our president, Michael Bissonnette, and the loss of his services could have a material adverse effect on our business, financial condition, operating results and, potentially, the value of your investment in our common stock. In addition, if Mr. Bissonnette joins a competitor firm or forms a competing company, the resulting loss of existing or potential clients and business relationships, including merger or acquisition candidates, could have a serious adverse effect upon our business and the value of your investment in our common stock. None of our employees, including Michael Bissonnette, is bound by an employment agreement, and these personnel may terminate their employment at any time. If Mr. Bissonnette were to leave our company, we might be unable to prevent the unauthorized disclosure of our strategic planning, procedures, practices or client lists. In addition, we do not have "key person" life insurance policies covering any of our employees, including Michael Bissonnette.

Future sales of our common stock may depress our stock price.

  As of the date of this prospectus, there were 15,530,762 shares of our common stock outstanding. We intend to register up to 2,500,000 of such shares under the Securities Act of 1933 upon the termination of this offering, including 350,000 shares owned by our officers and directors. As a condition of such registration, our officers and directors have entered into lock-up agreements with us which provide that they will not sell, transfer or otherwise dispose of, directly or indirectly, any shares of common stock, or any securities convertible or exchangeable for shares of common stock, until June 30, 2002 or the sale of the entire 1,000,000-unit offering, whichever first occurs. If such registration is accomplished, the shares registered will be freely tradeable without restriction or further registration under the Securities Act of 1933, subject to the above-described lock-up agreements in the case of sales by our officers and directors.

  Whether or not we register up to 2,500,000 shares of our common stock outstanding as of the date of this prospectus, as described above, and regardless of the period of time for which any such registration remains effective, 18,530,762 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold. Sales of substantial amounts of our common stock in the public market, particularly sales by officers and directors, or conceivably only the perception that such sales may occur, could create the impression in the public of difficulties or problems with our business. This might adversely affect the market price of our common stock and could impair our ability to sell additional common stock or other equity securities on terms that we consider satisfactory. Further, the offer for sale of large blocks of our common stock could hinder the ability of stockholders to identify buyers willing to purchase their shares at prices considered by such stockholders to be satisfactory. For a more detailed discussion of potential future sales by our existing stockholders, see "Shares Eligible for Future Sale."

                                       7

The arbitrary determination of our initial public offering price and the absence of a public market for our common stock may adversely affect your ability to assess whether you will be able to sell any shares you purchase for an amount equal to or greater than the price you pay to acquire them.

  The initial public offering price of our common stock has been arbitrarily determined by us and is not the result of arms-length negotiations with any underwriter or other party. Such price is not necessarily related to our asset value, net worth, results of operations or any other established criteria of value. The foregoing factors may diminish your ability to assess the likelihood that your purchase price will be recovered, if not exceeded, upon sale, and no assurance can be given in that regard. Please see "Plan of Distribution" for a discussion of the factors considered by us in determining the initial public offering price.

Unless the price of our common stock equals or exceeds the exercise price of the warrants at the time of such exercise, you may be unable to profitably exercise your warrants.

  There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter. Accordingly, should you choose to exercise warrants, the value of the common stock purchased upon such exercise may be less than the price you pay. Please see "Description of Securities - Warrants" for additional information as to the terms of the warrants.

Unless more than 351,369 units, containing 702,738 shares of common stock, are sold in this offering, our president, Michael Bissonnette, will continue to own a controlling percentage of our common stock, and the voting power of other stockholders will be limited.

  If only the minimum 125,000-unit offering is sold, our president, Michael Bissonnette, will continue to own 8,116,750 shares, or 51.4%, of our outstanding common stock and will have the ability to control all matters submitted to our stockholders for approval and to exercise controlling influence over our business and affairs. This includes any determination as to the election and removal of directors and the approval of any merger or other business combination, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends on our common stock. Moreover, unless more than 607,494 units, containing 1,214,988 shares of common stock are sold, our directors and executive officers, including Mr. Bissonnette, will beneficially own, in the aggregate, more than 50% of our outstanding common stock. Accordingly, even if Michael Bissonnette does not control us by himself, these stockholders, if they act together, may exercise the same degree of control described above for Mr. Bissonnette individually and may make decisions that are adverse to your interests. See "Principal Stockholders" for more information about the ownership of our common stock.

We plan to use the Internet as an important component of our business, and our inability to keep pace with the rapid technological changes associated with the Internet may affect the price of our common stock.

  We intend to use the Internet as a tool to promote our business and attract potential clients. In this connection, we plan to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs. There continue to be rapid technological changes associated with the Internet. If we are unable to keep pace with such technological changes in order to achieve our goals, our growth and, accordingly, the value of your investment in our shares may be negatively affected.

  The business development network that we plan to provide clients will depend on the alliances that we form with selected companies from related industries.

  We intend to offer our clients a network that has experience in solving problems that are typically faced by emerging businesses. We intend to create such a network by forming alliances with companies in the legal, Internet, financial, marketing, and business consulting industries. Our ability to service the needs of emerging growth companies will be enhanced, we believe, by leveraging the services of our alliance partners. The inability on our part to successfully form and maintain such alliances with companies in the legal, Internet, financial, marketing, and business consulting industries, may limit our ability to service the needs of our clients, thereby impeding our growth and adversely affecting the value of your investment in our common stock.

                                       8

                                USE OF PROCEEDS

We estimate that our net proceeds from the sale of this offering, after deducting offering expenses payable by us, will be approximately $435,000 if the minimum offering of 125,000 units, containing 250,000 shares of common stock, is sold at an assumed initial public offering price of $4.00 per unit and $3,935,000 if the maximum offering of 1,000,000 units, containing 2,000,000 shares, is sold. The primary purposes of this offering are to obtain additional equity capital, create a public market for our common stock and facilitate future access to public markets. The following table shows our anticipated uses of the net proceeds of this offering, assuming the sale of the minimum 125,000-unit offering and the maximum 1,000,000-unit offering:

                              Assuming 125,000             Assuming 1,000,000
                              Units, containing            Units, containing
                           250,000 shares, are sold   2,000,000 shares, are sold
                              in this offering            in this offering (1)
                             ------------------           --------------------
Marketing and
    Technology Staff (2)         $     100,000                  $   1,100,000
Marketing Expenses      (3)            100,000                      1,250,000
Software Development                    50,000                        100,000
Acquisitions (4)                        50,000                        100,000
Working Capital                        135,000                      1,385,000
                                  -------------                  -------------
Totals:                          $     435,000                  $   3,935,000

  (1) We can provide no assurance that all or any part of the units offered by this prospectus in excess of the 125,000-unit minimum will be sold.
      Please see "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.
  (2) We anticipate that these funds will be used for staff salaries. To the extent that only the minimum is raised, we would hire only a couple of additional staff members. The funds would pay their salaries for approximately one year. Should the maximum be raised, we may hire up to ten marketing and technology staff members and pay their salaries for approximately one year, or, hire fewer staff members and fund their salaries for a longer period of time.
  (3) Non-personnel marketing expenses will include the purchase of television, radio and print advertising, as well as the development and maintenance of our websites.
  (4) We intend to purchase or form a broker-dealer business to meet our clients' capital formation needs. Our research indicates that we can purchase a licensed brokerage, with minimal assets, employees, and capital, for between $50,000 and $100,000.

  The above amounts reflect our best estimates at this time. We anticipate that the proceeds of this offering, combined with current working capital, will be sufficient to allow us to continue operating for at least the next twelve months. Even if we sell only the minimum offering, our management believes that we will have sufficient funds to continue operations for at least the next twelve months; however, we may be required to reduce the rate of our growth and expansion.

  If we determine that the intended use of proceeds described above is inadvisable or impractical, we reserve the right to vary the application and amount of its use of proceeds as we deem advisable, given all known facts and circumstances. Pending their use, the net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing securities.


                                 DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant. Our right to declare a dividend is not limited by any restrictive covenant, contract or agreement.

                                       9

                                    DILUTION

  Our net tangible book value as of March 31, 2001 was approximately $753,561, or $0.05 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering if the minimum offering of 125,000 units, containing 250,000 shares of common stock, is sold, and also at certain arbitrarily determined sales levels in excess of the minimum (ie., 1,000,000 shares, 1,500,000 shares and 2,000,000 shares), at an assumed public offering price of $4.00 per unit, or $2.00 per share, in all cases after deduction of estimated offering expenses payable by us. At the sales levels indicated, our pro forma net tangible book value at March 31, 2001 would have been $1,188,561, $2,688,561, $3,688,561 or $4,688,561, respectively, or $0.08, $0.16, $0.22 or $0.27, respectively, per share of common stock, representing an immediate increase in net tangible book value of $0.03, $0.11, $0.17 or $0.22, respectively, per share to existing stockholders and immediate dilution of $1.92, $1.84, $1.78 or $1.73, respectively, per share to new investors.

                       Number of shares of common stock sold in the offering (1)
                      ----------------------------------------------------------
                                  250,000    1,000,000    1,500,000    2,000,000
                                   Shares      Shares       Shares       Shares
                                  -------    ---------    ---------    ---------
Initial public offering
    price per share. . . . . . .    $2.00       $2.00        $2.00        $2.00
  Net tangible book value
    before the offering. . . . .     0.05        0.05         0.05         0.05
  Increase in net tangible
    book value attributable
    to new investors . . . . . .     0.03        0.11         0.17         0.22
                                  -------     --------    --------     ---------
Pro forma net tangible
  book value per share
  after the offering . . . . . .     0.08        0.16         0.22         0.27
                                  -------     --------    --------     ---------
Dilution per share to new
  public investors . . . . . . .    $1.92       $1.84        $1.78        $1.73
                                  =======     =======     ========     =========

  (1) The numbers of shares of common stock shown as sold in the above table, in excess of the minimum offering of 150,000 units, containing 250,000 shares of common stock, have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance that all or any part of the common stock offered by this prospectus in excess of the minimum will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

  The following table summarizes, on a pro forma basis as of March 31, 2001, after giving effect to the sale of the minimum offering of 125,000 units, containing 250,000 shares of common stock, the difference between the number of shares of common stock purchased from Mentor Capital Consultants, the total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares in this offering at an assumed initial public offering price of $4.00 per unit, or $2.00 per share of common stock, and before deduction of estimated offering expenses payable by us:

                                Shares            Total
                              Purchased        Consideration          Average
                         ------------------  ------------------    Consideration
                          Amount   Percent    Amount   Percent    Paid Per Share
                         -------- ---------  -------- ---------  ---------------
Existing
  stockholders. . . .  15,530,762   98.4%  $1,678,253   77.0%         $0.11
New public
  investors(1). . . .     250,000    1.6%     500,000   23.0%         $2.00
                       ----------  ------   ---------  ------        -------
  Total . . . . . . .  15,780,762  100.0%  $2,178,253  100.0%
                       ==========  ======   =========  ======

  (1) If sales levels of 1,000,000 shares, 1,500,000 shares and 2,000,000 shares are assumed for purposes of illustration only, at an assumed initial public offering price of $2.00 per share, the percent of total shares sold which are purchased by new investors would be 6.0%, 8.8% and 11.4%, respectively; and the aggregate consideration paid by new investors would be $2,000,000, $3,000,000 or $4,000,000, respectively, or 54.4%, 64.1% or
      70.4%, respectively, of the total consideration paid for all of the common stock to be outstanding after this offering. The average consideration paid per share, by both existing stockholders and new investors, remains the same at all levels of sales. There can be no assurance that all or any of the units offered by this prospectus in excess of the minimum offering of 125,000 units, containing 250,000 shares, will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                       10

                            SELECTED FINANCIAL DATA

  You should read the following selected financial data in conjunction with "Plan of Operation" and our financial statements, and the related notes, which are included in this prospectus. The information shown below as of December 31, 2000, and for the year then ended, has been taken from our financial statements, which have been audited by Van Dorn & Bossi, independent certified public accountants. Our unaudited consolidated financial statements as of March 31, 2001, and for the three-month period then ended, and for the period from March 13, 2000 (inception) to March 31, 2001, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial condition and results for such periods.

             Mentor Capital Consultants, a Development-Stage Enterprise

Statement of Income Data:

                                  MARCH 13, 2000   THREE MONTHS   MARCH 13, 2000
                                   (INCEPTION)        ENDED        (INCEPTION)
                                  TO DECEMBER 31,    MARCH 31,       MARCH 31,
                                      2000             2001            2001
                                   ------------    ------------     ------------
                                                   (unaudited)      (unaudited)

  Total revenues . . . . . . $        9,816      $      17,918      $    27,734
  Total costs and expenses .        662,195            290,231          952,426
                                   ---------     --------------     ------------
  Net income (loss). . . . . $     (652,379)     $    (272,313)     $  (924,692)
                                   =========     ==============     ============
  Net income (loss) per
      common share . . . . . $        (0.05)     $       (0.02)
                                   =========     ==============
  Weighted average common
      shares outstanding. . . .  13,122,186      $  15,510,484


Balance Sheet Data:
                                                  March 31, 2001
                                                -----------------
                                                   (unaudited)
    Cash and cash equivalents. . . . . . . . . $      603,460
    Total assets . . . . . . . . . . . . . . . $      753,561
    Long-term debt, less current portion . . . $          -0-
    Deficit accumulated during
        development stage. . . . . . . . . . . $     (924,692)
    Total stockholders' equity . . . . . . . . $      753,561

                                       11

                                PLAN OF OPERATION

  Certain of the information discussed in this prospectus, and in particular in this section entitled "Plan of Operation," contains forward-looking statements that involve risks and uncertainties that might adversely affect our operating results in the future in a material way. Such risks and uncertainties include, without limitation, our possible inability to obtain additional financing, loss of personnel, rate changes, technological changes and increased competition. Many of these risks are beyond our control. We are not entitled to rely upon the "safe harbor" provisions of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934 when making forward-looking statements.

Overview

  Since its inception in March 2000, Mentor Capital Consultants has been principally engaged in structuring and raising capital for its business.

  We will charge fees for the various services provided to our clients on either an hourly or flat fee basis, depending on the nature and extent of services performed for our client companies. Compensation received will be in the form of cash, stock in the client company, or a combination thereof.

  Our ability to generate revenues and achieve profitability will be dependent on our ability to attract as clients start-up and emerging growth companies that may benefit from our consulting services. We plan to market our services by utilizing direct marketing methods and traditional public relations techniques, through our participation in industry conferences and seminars and by means of the Internet.

Plan of Operation

  Our plan of operation for the next twelve months is to:

  * implement a marketing campaign to attract businesses in need of our consulting services;

  * expand our staff to include individuals with the necessary skill sets to provide our consulting services to those clients; and

  * continue to develop relationships within the investment banking community, thereby enhancing our ability to service our clients, and acquire or form an NASD-member broker-dealer, which will allow us to directly offer underwriting, investment banking and related services to our clients.

  We anticipate being able to fully commence our consulting operations and sale of our software product, The Mentor Capitalist's Primer on Capital Formation Options TM, within approximately three months following the commencement of this offering. However, even if there are unanticipated delays in launching these two revenue-generating activities, we believe that the funds which we currently have available, plus the net proceeds from the sale of the 125,000 units which must be sold to satisfy the minimum requirement for this offering, will be sufficient to fund our planned operations for at least the next twelve months. Additional capital will be needed in the future if the minimum is all we raise. To the extent we raise any amount in excess of the minimum, we will be able to more expeditiously implement our business plan.

Early-Stage Activities

  Since its inception, Mentor Capital Consultants has been in the development stage, engaged primarily in raising capital, and has not generated significant revenues. During the period from March 13, 2000 (inception) through March 31, 2001, we provided consulting services to two clients in order to test and evaluate our methods, for which we were paid an aggregate of $14,500 in fees.

                                       12

  During the period prior to July 1, 2000, we primarily utilized services of outside professionals rather than employees. From inception through March 31, 2001, our costs for such services was $247,597. We hired four full-time employees as of July 1, 2000, and have since supplemented that number with four additional full-time employees and seven part-time employees. As a result, we anticipate that consulting costs will be reduced in the future, and salary costs will increase. Other expenses during this period consisted of general administrative expenses totaling $704,829.

  As of March 31, 2001, we had incurred a net loss of $(924,692).

  Liquidity and Capital Resources

  As of March 31, 2001, we had cash in the amount of $603,460, and our working capital totaled $661,583. To date, our principal source of liquidity has been the sale of our common stock in a private placement, from which we have received $1,591,489.

  Net cash used for operating activities through March 31, 2001 was $(881,307). We have expended $106,722 for investing activities, including the purchase of furniture and equipment. We believe that the net proceeds of the 125,000-unit minimum offering will be necessary to provide sufficient capital to fully implement our business consulting operations and to acquire or form an NASD-member broker-dealer.

Seasonality

  We do not believe that our business will be seasonal.

Impact of Inflation

  We have not been affected by inflation to date, and do not expect inflation to have a significant effect on operations in the foreseeable future.

                                       13

                                    BUSINESS

  Mentor Capital Consultants was incorporated in March 2000 under the laws of Delaware as IPO Investors Network, Inc. We changed our name in March 2001 to Mentor Capital Consultants, Inc. Since inception, our preliminary organizational functions, including market research, hiring of staff, and the development of marketing and communication modes and methods have been funded with the proceeds of a private placement of our common stock.

Synopsis of our Business

  Our principal business will be to provide a comprehensive suite of business management and marketing consulting services to pre-start-up through 5-year-old emerging growth companies, in virtually any area of business, and the entrepreneurs that operate them.

  We will offer consulting services in a wide range of business disciplines for new and emerging companies, including: strategic planning, business plan development, marketing, media buying, and management recruiting. To address our clients' needs for information on capital formation, we are developing an "off-the-shelf" software product, The Mentor Capitalist's Primer on Capital Formation Options TM, which will provide entrepreneurs with a comprehensive education in capital formation, including the various self-financing options available, as well as a step-by-step tutorial on completing the Form U-7 for Small Corporate Offerings (SCORs) and the Form 1-A used in Regulation A offerings. We will also provide our clients with referrals to broker-dealers for underwriting and other investment banking services, as needed.

Business Strategic Planning and Marketing Consulting Services

  Entrepreneurs launching new businesses often lack the skills and experience necessary to build a successful and sustainable organization. A study published in a recent issue of the Harvard Business Review describes how various types of business incubators and mentor capitalists have stepped in to fill the vacuum left as venture capitalists have become increasingly focused on narrow business fields, such as high technology.

    "[Business Architects] help entrepreneurs create and refine a business model, find top talent, build business processes, [and] test their ideas in the marketplace [.] They are a key piece of the value creating ecology in Silicon Valley. And as Net fever subsides and the word profitability reenters people's vocabulary, these business architects will play a greater role in the creation of vital new businesses." Harvard Business Review, November/December 2000.

  We will provide small businesses and their entrepreneur owners a comprehensive suite of business, marketing, and strategic planning services.

  On behalf of such clients we will:

  * Interview management and relevant experts in order to understand their business; we will conduct a SWOT (strengths, weaknesses, opportunities, and threats) analysis of their business, review the company's business plan, if any, and research the company's products, services, market potential, competition, growth objectives, and capital requirements;

  * Provide strategic planning services, assisting management in the development and refinement of their core business model;

  * Assist in the writing or refining of a business plan;

  * Assist in the execution of their business strategy; and

  * Provide management recruiting services.

                                       14

  With specific reference to marketing consulting, we will:

  * Review and evaluate current marketing strategies and assist in developing of a comprehensive marketing plan, including indentification of target markets and develop a methodology to reach them;

  * Identify target markets and develop a marketing methodology to reach these markets;

  * Design advertising and marketing campaigns and assist in media buying strategies; and

  * Assist in recruiting key marketing and sales personnel.

Business Development Network - Alliance Program

  We plan to increase our ability to service the needs of emerging growth companies by leveraging the services of select companies in the financial, marketing, Internet, legal and business consulting industries. The alliances we establish with these companies will collectively be known as our "business development network." By providing access to the services of our alliance partners, we will permit our clients to evolve more fully and effectively, while allowing them to focus on their respective core businesses.

  By aligning ourselves with companies that specialize in working with emerging growth businesses, we intend to offer our clients a network that has experience in solving the typical problems of emerging businesses. We also believe that a broad base of alliance partners will enhance our exposure to additional potential clients. Should we choose to expand this model, it may be used to assist in our own growth by allowing us to provide a variety of services in a location without necessarily having to establish an office in that area.
We have not yet established any business alliances.

Fees

  We will charge our clients consulting fees based on the type and extent of services provided. Fees will be charged on an hourly or a flat-rate basis and may be payable in the form of cash, stock and/or warrants to purchase stock in our client companies or a combination of the foregoing. We will also derive revenue from the sale of our software.

Broker-dealer Referral Services

  To facilitate our consulting clients' needs for capital formation advice and services, we have developed relationships with three broker-dealers to whom we may refer appropriate clients for the purpose of participating in best efforts underwritings such as: small issue initial public offerings, post-IPO offerings, and private placements.

  The broker-dealers with whom we have established referral relationships are:

  * Blake Street Securities, 1860 Blake Street, Denver, Colorado 80202;

  * Liss Financial Services, 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53201; and

  * ACAP Financial, 47 West 200 South American Plaza, Salt Lake City, Utah
    84101.

  Our relationships with the above three firms are delineated by verbal agreements, pursuant to which Mentor Capital is not required to refer a certain number or type of prospect and none of the broker-dealers is obligated to undertake any underwriting or other commitment on behalf of a referred client, having only agreed with us to review and evaluate any potential underwriting candidate referred by us. The determination of whether or when to proceed with an offering on behalf of a referred client will be at the sole discretion of the broker-dealer, based on that firm's standards and procedures. We will have no role or discretion in this determination. Similarly, we will not receive any finder's fees or other compensation for our referrals, nor will we share in any way in such underwriting compensation as may be paid a broker-dealer by our client. Notwithstanding our acquisition or formation of a broker-dealer, as described below, we intend to seek additional referral relationships with other broker-dealers.

                                       15

  Our business plan contemplates that we will either acquire or form an NASD-member broker-dealer. Until such time as we have accomplished one or the other of these goals, we will refer our clients for the provision of all underwriting services to registered broker-dealers, including those listed above. Between now and the time when we have either purchased or formed a broker-dealer, we will not engage in any activity that would subject us to being licensed as a broker-dealer, investment company or investment advisor.

Our Software Product - The Mentor Capitalist's Primer on Capital Formation Options TM

  We are developing a comprehensive software package for sale to our consulting clients whose capital needs are either too small or for whom it is too early in their business cycle to seek the services of a broker-dealer intermediary. This software, titled The Mentor Capitalist's Primer on Capital Formation Options TM, will provide a comprehensive education in capital formation, including the sources, benefits and burdens of various forms of debt and equity financing, as well as the various self-financing options available. The software offers users a step-by-step tutorial on completing the Form U-7 for Small Corporate Offerings (SCORs), as well as the Form 1-A used in Regulation A offerings. In addition to describing and explaining the various questions which appear on these forms, our software provides examples of how different businesses (e.g., manufacturing, specialty products, services, and educational software) might respond to the various questions asked.

Marketing Strategy

  Our target market consists of entrepreneurs and early stage businesses with products or services that we perceive as having compelling features and providing benefits which will be well-received in the marketplace, with national or international sales potential.

  We have developed a multi-pronged marketing strategy that we believe will generate interest from companies that meet our criteria. Our marketing strategy has been influenced by information we gathered as result of a market test we conducted at the beginning of 2001.

Market Research

  Beginning in January 2001, we conducted a market research test. Initially, we ran a 60-second test advertisement promoting our marketing and business consulting services on a Denver AM business news radio station. We later expanded the test by running the ad on two additional AM business news stations. The ad ran for approximately 75 days and cost approximately $30,000. We had several purposes for the test: First, we wanted to confirm the extent of the demand for our business and marketing consulting services in the Denver metro area. Second, we wanted to test the efficacy of AM radio, particularly news and business news programs, as a means by which we might reach our target market, as well as have an opportunity to assess the quality of the businesses responding to our ad. Finally, we hoped that through conversations with the entrepreneurs responding to our ad, we could learn more about the types of consulting services that interested emerging businesses most. The test was not intended as a vehicle to market our services, and, to date, we have neither solicited nor contracted to provide consulting services to any responding party.

  During the 75 days that we ran the test ad, we received more than 300 responses from entrepreneurs and business executives at many different stages in their business development. The market test generally confirmed an interest in the types of business and marketing consulting services we offer. It also revealed the existence of a broad range of businesses likely to seek the type of management and business consulting services we offer. In addition, we learned that many small businesses and the entrepreneurs behind them are interested in raising capital to fund and grow their operations, but lack the knowledge and experience necessary to locate capital for their businesses. It was this information which contributed to the idea that we develop a software program which would offer entrepreneurs a comprehensive "education" in capital formation, including sources of capital, self-financing options, and the benefits and burdens associated with various capital-raising options. Our decision to establish relationships with broker-dealers to whom we could refer clients in need of underwriting and investment banking services, as well as related advice and consultation, was similarly based.

                                       16

Marketing Methods

  Based upon the results of our market test, we plan to employ the following marketing methods:

  * We intend to run ads promoting our consulting services as well as our software on AM news and business news radio, in local business newspapers and magazines such as the Denver Business Journal, as well as local and cable television business programs such as Bloomberg's Reports and CNBC's Squawk Box;

  * We also intend to attend conferences, seminars, and trade shows held by entrepreneurial associations, venture associations, and business angel groups. Whether it be in the role of exhibitor, speaker, or attendee, we expect that our company will use these gatherings as occasions to promote our company and the services and solutions we can offer entrepreneurs and their emerging businesses;

  * We intend to launch a public relations campaign that will include press releases, print articles, interviews and other public appearances that we believe will generate local and national interest in our company's business model and services; and

  * We intend to use the World Wide Web as a tool to promote our business and attract potential clients. We believe that entrepreneurs are increasingly using the web as a resource to aid them in building their businesses. To this end, we intend to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs.

Future Growth Strategy

  It is our intention to expand our management and marketing consulting services to other major metropolitan areas in the United States. The time frame and extent to which we accomplish this expansion will depend on the amount raised in this offering.

  In addition, to enable us to more fully service the needs of our business clients, including their need for consulting on the key issue when and how best to raise capital to fund their business' growth, an important element of our future strategy is to either purchase a broker-dealer or become registered as a broker-dealer.

  In cases we deem appropriate, we may enter into partnering or joint venture agreements with companies whose products or services lend themselves to our direct marketing strategies. We may also sponsor fee-based educational forums and seminars for "angel" investors on how to locate investment opportunities, analyze business plans, conduct effective "due diligence" examinations and otherwise evaluate potential investment opportunities. We continually evaluate and discuss potential acquisitions, investments and strategic alliances; however, we have no present commitments or agreements with respect to any of the foregoing.

Competition

  We compete in a rapidly changing marketplace that is intensely competitive, and our ability to compete effectively depends on many factors. Because our business model blends management consulting, marketing, and finance, we will have potential competition in each of these areas, and there is no assurance that we will be successful in achieving our competitive goals.

  As a management and business consultant, Mentor Capital Consultants faces considerable competition from a broad array of business consultants, management consultants, attorneys, and accountants. In addition to established management consulting businesses, such as Andersen Consultants, now Accenture, and KPMG Consulting, there are many smaller "boutique" management and marketing consultants from which we will also face intense competition.

                                       17

  As marketing consultants, we face competition from advertising agencies, public relations firms, and regional and local marketing firms. Our software product will compete in a marketplace filled with financial education software and other business and capital raising tutorials.

  Many of our existing competitors, as well as a number of potential new competitors have extensive operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our company. This may allow them to devote greater resources to the development and promotion of their services than Mentor Capital can bring to bear with respect to its business. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

  New market entrants also pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering the market in which we operate or from providing services and solutions similar to ours. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

  Mentor Capital will use the Internet as an important component of its business, and will thus be subject to the intense competition and rapid technological change associated with the Internet. See "Risk Factors" for additional information concerning this challenge.

Legal Proceedings

  Neither our company nor any of our officers or directors is, or has ever been, a party to any legal proceeding material to our company.

Personnel and Facilities

  We currently employ fifteen persons, comprised of eight full-time employees and seven part-time employees and consultants. We believe that our relations with our employees are good. We intend to perform most of our functions through our own personnel, but we expect to purchase some services from other professionals and experts, such as attorneys, accountants, and tax planning personnel.

  We operate our business from 2,000 square feet of office space located in Boulder, Colorado, which we rent from an unaffiliated party under a lease agreement which expires September 1, 2003. The space is adequate and sufficient for our current and reasonably foreseeable operations. Upon the expiration of our current lease, we expect that we will be able to obtain either a renewal lease, if desired, or a new lease at an equivalent or better location.

                                       18

                                   MANAGEMENT

Directors and Officers

  The following table shows the names and ages of our directors and officers and the positions they hold with our company.

Name                   Age     Position

Michael Bissonnette     52     Chief Executive Officer, President,
                               Treasurer and Director
John K. Thompson        40     Vice President
Elizabeth B. Lane       41     Secretary and Director
Richard A. Kranitz      56     Director

  Michael Bissonnette has been the President, Treasurer and a director of Mentor Capital Consultants since founding our company in March 2000. From 1994 to 2000, Mr. Bissonnette was self-employed as a private investor, having retired in 1993 from Voice Powered Technology International, a company which he founded in 1989 and which developed and manufactured advanced, low-cost voice powered recognition technology and related equipment for consumer products such as VCRs; he was the President and a director of Voice Powered Technology International from 1989 to 1993. From 1977 to 1989, Mr. Bissonnette was the President and a director of Knight Protective Industries, Inc., a home security business which he founded in 1977.

  John K. Thompson has been a Vice President of Mentor Capital Consultants since March 2001. From 1990 to 1999, Mr. Thompson held senior management positions at CareerTrack, an $80 million training company built upon the innovative use of direct mail and telesales. At the time of his departure from CareerTrack in 1999, he was Sales and Marketing Manager. From 1999 to 2000, Mr. Thompson was the Director of Marketing at Productivity Point International
(PPI), a $150 million computer training company.
From 2000 until joining Mentor Capital Consultants in 2001, Mr. Thompson was President of Innovative Marketing Solutions, a marketing consulting agency, which he owned.

  Elizabeth B. Lane has been the Secretary and a director of Mentor Capital Consultants since our inception in March 2000. Previously, from 1992 to 2000, Ms. Lane was General Counsel for Colorado Commodities Management Corporation, a commodities trading advisor which managed as much as $600 million in client assets; she also served as Director of Investor Relations, from 1997 to 2000, and Operations Manager, from 1995 to 1996, of Colorado Commodities Management.

  Richard A. Kranitz has been a director of Mentor Capital Consultants since our inception in March 2000. From 1984 to the present, he has been a senior partner in the law firm of Kranitz & Philipp, specializing in securities, banking and business law. Mr. Kranitz is a director of the Grafton State Bank.

  All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board.

  See "Principal Stockholders" for information concerning ownership of our common stock by our directors and officers.

Management Compensation

  Directors. Our directors are not compensated for acting as directors, nor are they reimbursed for expenses related to their service as directors.

                                       19

  Summary Compensation Table. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to Mentor Capital Consultants in all capacities during the fiscal year ended December 31, 2000. Compensation has been reported for the period from March 13, 2000 (inception) through December 31, 2000. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this prospectus as "named executive officers." Because no executive officer of our company was paid more than $100,000 for our initial fiscal year, which ended December 31, 2000, only compensation paid by us to our Chief Executive Officer is included in the table.

                                    Annual Compensation            All Other
Name and Principal Positions     Year   Salary($)   Bonus($)     Compensation($)
-----------------------------    ----   ---------   --------     ---------------
Michael Bissonnette . . . . .    2000   $77,083(1)     -                -
  Chief Executive Officer,
  President, Treasurer
  and Director

  (1) Includes compensation received from March 13, 2000 (inception) through December 31, 2000. Mr. Bissonnette's annual compensation for the fiscal year ending December 31, 2001, exclusive of bonuses, if any, is $150,000.

  Option Grants in the Last Fiscal Year. No options were granted to our Chief Executive Officer, our only named executive officer, for the period from March 13, 2000 (inception) through December 31, 2000.

  Option Exercises in 2000 and Aggregate Option Values at December 31, 2000. No options have been exercised by our Chief Executive Officer, our only named executive officer, during fiscal 2000; as of December 31, 2000, no unexercised options were held by our Chief Executive Officer.

Limitation of Liability and Indemnification

  Our bylaws provide for the elimination, to the fullest extent permissible under Delaware law, of the liability of our directors to us for monetary damages. This limitation of liability does not affect the availability of equitable remedies such as injunctive relief. Our bylaws also provide that we shall indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from certain specified misconduct. We are required to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Delaware law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                                       20

                                 ADVISORY BOARD

  Mentor Capital Consultants has organized an Advisory Board of key individuals with experience in corporate finance, entrepreneurship, securities law, and business accounting. We will draw on the expertise of the advisory board, as needed, to provide our clients with additional management, marketing and financial consulting services.

  Current members of the Advisory Board are:

  * Michael Bissonnette: Mr. Bissonnette is the President and founder of Mentor Capital Consultants.

  * Richard Furber: Mr. Furber is a former President of Dean Witter International and Managing Director of Lehman Brothers. While at Lehman, Mr. Furber had a key role in the evaluation of scores of companies seeking underwriting services from Lehman Brothers. He had significant involvement in every aspect of the public offering process of hundreds of high growth companies underwritten by Lehman Brothers. Currently, Mr. Furber is the CEO and founder of MediMerge Group LLC and sits on the boards of Intelidyne, Inc., Encap, Inc., and Advanced Health Technologies;

  * Ralph Bellizzi, CBI, CBC, SBA: Mr. Bellizzi is the founder, President and Colorado Licensed Principal Broker of Aaron Bell International, Inc., a firm specializing in business market analysis, mergers, and acquisitions. During his more than 30 years experience in business sales, strategic business planning, equity funding, and business organization, Mr. Bellizzi has founded and built 17 companies.

  * Richard A. Kranitz: Mr. Kranitz is an attorney specializing in securities regulation, corporate finance, and business planning. In his more than 30 years of practice, Mr. Kranitz has formed more than 100 new businesses and served as an officer and/or director of over 30 of those businesses. He currently serves as a director of Mentor Capital Consultants.

  * Bradley J. Fehn, CPA: Mr. Fehn is a former senior auditor with KPMG Peat Marwick. He is the Director of Finance for isherpa.com, one of the largest incubators in the State of Colorado, and has considerable expertise in the creation and execution of complex financial modeling for new businesses, as well as valuation analysis and strategic partner planning and agreement negotiation.

  Upon the sale of the minimum offering, members of the Advisory Board will be compensated on a quarterly basis with a cash fee of $2,500 and 2,500 shares of our common stock.

                                       21

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

  At the inception of Mentor Capital Consultants, our president, Michael Bissonnette, sold certain assets to us, consisting primarily of furniture, computers and software, for the aggregate price of $55,000. Such amount was determined by our board of directors to be the "fair market value" of such assets. The transaction was disclosed and approved in accordance with the procedures described below under "Certain Relationships and Related Transactions
- Conflicts of Interest."

  We have no loans outstanding to any of our directors or officers.

Conflicts of Interest

  Certain potential conflicts of interest are inherent in the relationships between our affiliates and us.

  From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of Mentor Capital Consultants and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

  Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of Mentor Capital Consultants and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

  With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to Mentor Capital Consultants at the time it is authorized or approved by our directors.

                                       22

                               PRINCIPAL STOCKHOLDERS

  The following table sets forth as of March 31, 2001, and as adjusted to reflect the sale of the minimum offering of 125,000 units, containing 250,000 shares of common stock, certain information with respect to the beneficial ownership of our common stock by:

  * each person known by us to beneficially own more than 5% of our common stock;

  * each of our directors;

  * our sole named executive officer; and

  * all of our directors and executive officers as a group.

  We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have full voting and dispositive power with respect to such shares.


                        Shares beneficially owned     Shares beneficially owned
Name and Address of         prior to offering          after minimum offering(1)
Beneficial Owner            Number   Percent                Number   Percent
----------------------     --------  -------               --------  -------
W. Michael Bissonnette. . 8,116,750    52.3%              8,116,750    51.4%
4940 Pearl East Circle
Boulder, Colorado 80301

Elizabeth B. Lane . . . .    36,125     0.2%                 36,125     0.2%
4940 Pearl East Circle
Boulder, Colorado 60301

Richard A. Kranitz. . . .   120,000     0.8%                120,000     0.8%
1238 Twelfth Avenue
Grafton, Wisconsin 53024

Diane Paoli . . . . . . . 1,250,000     8.0%              1,250,000     8.0%
202 State Street A
Santa Barbara, California

All directors and
  executive officers as
  a group (4 persons) . . 8,372,875    53.9%              8,372,875    53.1%

  (1) We cannot guarantee that all or any part of the common stock offered in excess of the minimum offering of 125,000 units, containing 250,000 shares of common stock, will be sold. See "Risk Factors" and "Plan of Distribution" for information concerning the terms of this offering. If the number of shares of common stock sold in the offering, as arbitrarily selected by us for purposes of illustration only, is assumed to be 500,000 shares, 1,000,000 shares, 1,500,000 shares or 2,000,000 shares, ownership percentages would be as follows:

                                       Assumed number of shares of common
                                           stock sold in the offering
                                     ----------------------------------------
                                  500,000    1,000,000    1,500,000    2,000,000
                                   Shares      Shares       Shares       Shares
                                  -------    ---------    ---------    ---------
W. Michael Bissonnette . .         50.6%       49.1%        47.7%         46.3%
Elizabeth B. Lane. . . . .          0.2%        0.2%         0.2%          0.2%
Richard A. Kranitz.. . . .          0.7%        0.7%         0.7%          0.7%
Diane Paoli. . . . . . . .          7.8%        7.6%         7.3%          7.1%
Directors and executive
  officers as a group. . .         52.2%       50.7%        49.2%         47.8%

                                       23

                           DESCRIPTION OF SECURITIES

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2001, 15,530,762 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

  Our board of directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Mentor Capital Consultants without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Warrants

  General. The two warrants to purchase common stock which are components of the units offered by this prospectus are exercisable in whole at any time or in part from time to time (provided that at least 100 shares, or an integral multiple thereof, must be purchased upon each such partial exercise), at the prices, respectively, of $3.00 and $4.00 per share of common stock purchased.

  The warrants will be exercisable for a period of eighteen months, commencing six months following the initial effective date of the registration statement relating to this offering, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. Thereafter, each warrant will expire and become void and of no value.

  Registration and Transfer. Warrants may not be transferred or exercised unless (1) such warrants and the shares of common stock issuable upon the exercise thereof are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration, or (2) such transfer or exercise (and the issuance of common stock pursuant to such exercise) is exempt from registration under such Act and such laws. Mentor Capital Consultants has undertaken to use its best efforts to register the warrants and the common stock

                                       24

issuable upon the exercise thereof, and/or the transactions pursuant to which such securities are transferred or issued, under the Securities Act of 1933 and the securities laws of the jurisdictions in which units are sold. The warrants will be registered at the office of Grafton State Bank, Grafton, Wisconsin, the warrant agent, and are transferable only at such office by the registered warrant holder (or duly authorized attorney) upon surrender of the warrant certificate, with the form of "Assignment" appearing on the certificate completed and executed. No transfer of warrants shall be registered unless the warrant agent is satisfied that such transfer will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.

  Exercise of Warrants. In order to exercise a warrant, the warrant certificate must be surrendered at the office of the warrant agent in Grafton, Wisconsin prior to the expiration of the warrant exercise period described above, with the form of "Subscription" appearing on the certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Payment shall be by certified funds or cashier's check payable to "Grafton State Bank, Warrant Agent." In the case of partial exercise, the warrant agent will issue a new warrant certificate to the exercising warrant holder, or assigns, evidencing the warrants which remain unexercised. In its discretion, the warrant agent may designate a location other than its office in Grafton, Wisconsin for surrender of warrants in the case of transfer or exercise.

  Redemption. Commencing six months following the initial effective date of the registration statement relating to this offering, and at any time thereafter until and including, but not after, the expiration of the warrant exercise period described above, Mentor Capital Consultants may, at its option, redeem all of the warrants at any time or some of them from time to time, upon payment of $0.01 per warrant to the warrant holder, provided that the closing bid or sale price of the common stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds $5.00 per share for 20 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.

  In case less than all of the warrants at the time outstanding are to be redeemed, the warrants to be redeemed shall be selected by us by lot. Notices of such redemption will be mailed at least 15 days prior to the redemption date to each holder of warrants to be redeemed at the registered address of such holder.

  Adjustments; Rights of Holders. The exercise price and number of shares of common stock to be received upon the exercise of warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or the recapitalization of the Company. In the event of the liquidation, dissolution or winding up of Mentor Capital Consultants, the holders of warrants will not be entitled to participate in the distribution of our assets. Holders of warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the warrants, and no dividends will be declared or paid on the warrants.

  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of warrant appearing elsewhere in this prospectus. See Exhibit B.

Limitation of Director Liability

  Section 180.0828 of the Delaware General Corporation Law, or DGCL, provides that our directors can be held personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and willful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Mentor Capital Consultants and its shareholders.

Indemnification

  Under our Certificate of Incorporation and the DGCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (1) if the officer or director is successful in the

                                       25

defense of an action brought against him or her and (2) if the officer or director is not successful in the defense of an action brought against him or her, unless, in the latter case only, it is determined that the director or officer breached or failed to perform his or her duties to Mentor Capital Consultants and such breach or failure constituted: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Our bylaws provide for the indemnification of our directors and officers by us to the fullest extent permitted by Delaware law.

Anti-Takeover Provisions

  Delaware Law. Upon the effectiveness of this offering, we expect to become subject to Section 203 of the DGCL, which regulates corporate acquisitions, prevents certain public Delaware corporations from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder becomes an interested stockholder. For purposes of Section 203 of the DGCL, a "business combination" includes, among other things, a merger or consolidation involving Mentor Capital Consultants and the interested stockholder and the sale of more than 10% of our assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of Mentor Capital Consultants and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not "opted out" of the provisions of DGCL Section 203.

  Number of Directors; Removal; Vacancies. Our bylaws currently provide that we may have up to seven directors. The authorized number of directors may be changed by amendment of the bylaws. The bylaws also provide that our board of directors shall have the exclusive right to fill vacancies on the board, including vacancies created by expansion of the board or removal of a director, and that any director elected to fill a vacancy shall serve until the next annual meeting of our shareholders. The bylaws further provide that directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of directors. This provision, in conjunction with the provisions of the bylaws authorizing the board to fill vacant directorships, could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

  Amendments to the Certificate of Incorporation. The DGCL provides authority to Mentor Capital Consultants to amend its certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate or to delete a provision that is not required to be included in such certificate. Our board of directors may propose one or more amendments to our certificate of incorporation for submission to a shareholder vote. The board may condition its submission of the proposed amendment on any basis it chooses if it notifies each shareholder, whether or not entitled to vote, of the meeting at which the proposed amendment will be voted upon.

  Anti-Takeover Consequences. Certain provisions of our certificate of incorporation and bylaws may have significant anti-takeover affects, including the inability of our shareholders to remove directors without cause, and the ability of the remaining directors to fill vacancies.

Transfer Agent and Registrar

  We are currently the transfer agent and registrar for our common stock. Grafton State Bank, the warrant agent, is the transfer agent and registrar for our warrants.

                                       26

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no public market for our common stock, and sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities. See "Risk Factors" for additional information concerning the potential adverse impact of such sales on your investment in our common stock.

Registration of Outstanding Shares

  Immediately upon the termination of this offering, we intend to register up to 2,500,000 of the currently outstanding 15,530,762 shares of our common stock under the Securities Act of 1933. Pursuant to such registration, the holders of such shares will be entitled to sell their common stock at various times as follows:

  * on the OTC Bulletin Board (or any stock exchange on which the shares may be listed); in the over-the-counter market;

  * in negotiated transactions other than on such exchange;

  * by pledge to secure debts and other obligations;

  * in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

  * in a combination of any of the foregoing transactions.

Sales of Restricted Shares

  Notwithstanding the registration of up to 2,500,000 shares of our common stock outstanding as of the date of this prospectus (350,000 of which are held by our officers and directors), as described above, or the period of time for which any such registration remains effective, 18,530,762 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold.

  All of the shares sold in this offering (up to 2,000,000) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may only be sold in compliance with the provisions of Rule 144, as described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, contol, or are controlled by, or are under common control with us.

  The 15,530,762 shares of common stock outstanding as of the date of this prospectus, 8,372,875 of which are held by our affiliates, will be considered "restricted securities" as that term is defined in Rule 144. These restricted shares:

  * may only be sold if they are registered under the Securities Act of 1933, as in the case of the 2,500,000 shares to be registered as described above under "Shares Eligible for Future Sale - Registration of Outstanding Shares," or are exempt from such registration; and

  * are subject to lock-up agreements, pursuant to which our officers and directors have agreed not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of common stock, or any securities convertible or exchangeable for shares of common stock, until (1) June 30, 2002 or (2) the entire offering of 1,000,000 units is sold, whichever first occurs.

                                       27

  Subject to the lock-up agreements described above, 15,530,762 restricted shares will become eligible for sale in the public market prior to March 31, 2002 under Rule 144, including the volume, availability of public information, manner of sale and notice requirements of the Rule, as follows:

  * approximately 11,882,500 shares became eligible during the first quarter of 2001;

  * approximately 306,045 shares will become eligible during the second quarter of 2001;

  * approximately 1,405,580 shares will become eligible during the third quarter of 2001;

  * approximately 1,886,637 shares will become eligible during the fourth quarter of 2001; and

  * approximately 50,000 shares will become eligible during the first quarter of 2002.

Stock Options and Warrants

  As of the date of this prospectus, 195,058 shares of our common stock are subject to outstanding options. 155,058 of such options are exercisable for a period of five years, commencing six months following the initial effective date of this registration statement, and 40,000 of such options are exercisable for a period of five years, commencing one year following the initial effective date of this registration statement. 115,058 of such options are held by our affiliates, and 80,000 are held by non-affiliates. Shares of common stock acquired upon the exercise of these options will be restricted securities and may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration, including pursuant to Rule 144.

  Up to 2,000,000 shares of common stock may be issued upon the exercise of warrants sold in this offering, which will be exercisable for a period of eighteen months, commencing six months following the initial effective date of the registration statement relating to this offering, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933 and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. All such shares are included in the registration statement relating to this offering and, provided such registration statement is effective at the time of sale, will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by our affiliates which generally may only be sold in compliance with the provisions of Rule 144. If such registration statement is not effective at the time of sale, non-affiliates generally must comply with Rule 144 in order to make public sales.

Rule 144

  In general, under Securities Act Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  * 1% of the then outstanding shares of common stock, or approximately 185,058 shares immediately after this offering, assuming the entire offering is sold, or

  * the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

                                       28

                                PLAN OF DISTRIBUTION

  As of the date of this prospectus, we anticipate selling all of the units offered by this prospectus exclusively through our officers and directors, without the assistance of brokers, dealers, and finders. Our officers and directors will participate in the distribution of the offering in reliance upon the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Act of 1934. We may in the future, in our sole discretion, elect to engage certain brokers, dealers and finders to assist in the marketing and distribution of this offering. Such brokers, dealers, and finders will be compensated, in accordance with all state and federal securities laws, with cash, securities of the issuer, or both. If we choose to employ a broker-dealer for the purpose of selling the units offered by this prospectus, we will amend our registration statement to identify a selected broker-dealer at such time as such broker-dealer sells 5% or more of the offering. In the view of the SEC's Division of Corporation Finance, any broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933. Prior to the participation of any broker-dealer in the distribution of this offering, it will be required to obtain a no objection position from the NASD regarding the proposed underwriting compensation and arrangements.

  This is a minimum-maximum offering. Neither we nor any other person is obligated (1) to sell any number or dollar amount of our common stock in excess of the 125,000-unit minimum offering or (2) to purchase any number or dollar amount of shares at any time. We will use our best efforts to sell all of the common stock offered by this prospectus. However, we cannot guarantee how much stock in excess of the required minimum, if any, will actually be sold in this offering. See "Risk Factors" for additional information concerning this type of offering.

  All funds received from subscribers for units will be held in escrow by Grafton State Bank, Grafton, Wisconsin, as escrow agent, pursuant to an agreement between us and the escrow agent. Pending disbursement, subscription proceeds will be deposited in a segregated account and invested in short-term, investment-grade, interest-bearing securities.

  Unless collected funds sufficient to purchase at least the minimum offering of 125,000 units, containing 250,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, the offering will terminate and all funds received from subscribers will be promptly returned in full by the escrow agent directly to subscribers, without interest or deduction, as provided in the escrow agreement. Provided that at least 125,000 units are sold within the foregoing period, the initial disbursement of escrowed funds will take place, and we may continue to offer our common stock for sale until (1) 1,000,000 units, containing 2,000,000 shares of common stock, are sold or (2) December 31, 2001, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

  To purchase units, a prospective investor must (1) complete and sign a subscription agreement, in the form attached to this prospectus as Exhibit A, and any other documents that we may require and (2) deliver such documents to us, together with payment in an amount equal to the full purchase price the shares of common stock being purchased. Checks should be made payable to "Grafton State Bank, Escrow Agent."

  We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction. No subscription may be withdrawn, revoked or terminated by the purchaser. We reserve the right to refuse to sell units to any person at any time.

  Our officers and directors have agreed not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of common stock, or any securities convertible or exchangeable for shares of common stock, until (1) June 30, 2002 or (2) the sale of the entire 1,000,000-unit offering, whichever occurs first.

                                       29

  Prior to this offering, there has been no public market for our securities. The initial public offering price of the units and the warrant exercise prices have been arbitrarily determined by us and are not necessarily related to our asset value, net worth, results of operations or other established criteria of value. The factors considered in determining the initial offering price include the history of and the prospects for Mentor Capital Consultants and the industry in which we operate, our operating results (which are extremely limited) and the trends of such results, our financial condition, the experience of our management, the market price of publicly traded stock of comparable companies in recent periods and the general condition of the securities markets at the time of this offering.

                                  LEGAL MATTERS

  The validity of the shares of common stock offered through this prospectus will be passed upon for us by Kranitz & Philipp, Milwaukee, Wisconsin. Richard
A. Kranitz, a director of our company, is a partner in the firm of Kranitz & Philipp.

                                     EXPERTS

  Van Dorn & Bossi, Boulder, Colorado, independent accountants, have audited our financial statements as of December 31, 2000, and for the period from March 15, 2000 (inception) through December 31, 2000, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance upon the report of Van Dorn & Bossi, given on their authority as experts in auditing and accounting.

                     WHERE YOU CAN FIND ADDITIONAL INFORMATION

  We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

  * Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

  * Seven World Trade Center, 13th Floor, New York, New York 10048; or

  * Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
    60661.

  Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

  Upon the effectiveness of this offering, we expect to become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file annual reports containing consolidated financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC's public reference room, and the Web site of the SEC referred to above.

                                       30

                         INDEX TO FINANCIAL STATEMENTS


                                                             Page

Independent Accountant's Report . . . . . . . . . . . . . . . F-1

Financial Statements:
Balance Sheet at December 31, 2000. . . . . . . . . . . . . . F-2

Statement of Operations for the period from
     March 13, 2000 (inception)through
     December 31, 2000. . . .  . . . . . . . . . . . . . . . .F-3

Statement of Changes in Stockholders'
     Equity for the period from March 13, 2000
     (inception) through December 31, 2000. . . . . . . . . . F-4

Statement of Cash Flows for the period
     from March 13, 2000 (inception)
     through December 31, 2000. . . . . . . . . . . . . . . . F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . .F-6

                                       31

                        INDEPENDENT ACCOUNTANT'S REPORT

Board of Directors
Mentor Capital Consultants, Inc.

We have audited the accompanying balance sheet of Mentor Capital Consultants, Inc. (a development stage enterprise) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 13, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mentor Capital Consultants, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from March 13, 2000 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

Van Dorn & Bossi
Certified Public Accountants
Boulder, Colorado
January 10, 2001

                                       F-1

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET


                                     ASSETS:

Current assets:                                    DECEMBER 31,       MARCH 31,
                                                       2000             2001
                                                   ------------      -----------
                                                                     (Unaudited)

    Cash                                            $  934,233       $  603,460
    Deferred offering costs                                -             57,779
    Other                                                                   345
                                                   ------------      -----------
        Total current assets                           934,233          661,583

      Furniture and equipment (Note D)                 100,074          104,722
      Less accumulated depreciation                     (9,623)         (15,044)
                                                   ------------      -----------
        Total Furniture and equipment                   90,451           89,678

    Other assets - rent deposit                          2,000            2,300
                                                   ------------      -----------
        Total assets                                $1,026,684       $  753,561
                                                   ============      ===========
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accrued payroll taxes                           $   29,259       $      -
                                                   ------------      -----------
        Total current liabilities                       29,259              -

Commitments (Note E)

Stockholders' equity (Notes C and F):

    Preferred stock; par value $.0001 per share;
      25,000,000 shares authorized, none issued or outstanding

    Common stock; par value $.0001 per share;
      100,000,000 shares authorized, 15,505,762 and
      15,530,762 shares issued and outstanding           1,551            1,553
    Additional paid-in-capital                       1,648,253        1,676,700
    Deficit accumulated during the development
      stage                                           (652,379)        (924,692)
                                                   ------------      -----------
        Total stockholders' equity                     997,425          753,561
                                                   ------------      -----------
        Total liabilities and stockholders' equity  $1,026,684       $  753,561
                                                   ============      ===========

See Accountant's Report and Notes to Financial Statements.

                                       F-2

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS
    (Unaudited with respect to the three months ended March 31,2001 and the period from March 13, 2000 (Inception) to March 31, 2001)


                                   PERIOD FROM                     PERIOD FROM
                                  MARCH 13, 2000   THREE MONTHS   MARCH 13, 2000
                                   (INCEPTION)        ENDED        (INCEPTION)
                                  TO DECEMBER 31,    MARCH 31,       MARCH 31,
                                      2000             2001            2001
                                   ------------    ------------     ------------
Income
    Interest income                  $   3,616       $    9,618       $  13,234
    Other income                         6,200            8,300          14,500
                                   ------------    ------------     ------------
    Total income                         9,816           17,918          27,734


Operating expenses:

    Salaries, wages, temporary
      labor and employee benefits      328,141          154,950         483,091
    Consulting                         186,690           60,907         247,597
    Rent                                29,707           17,000          46,707
    Advertising                         23,201           24,301          47,502
    Legal                               22,966            2,250          25,216
    Telephone                           10,921            5,309          16,230
    Depreciation                         9,623            5,421          15,044
    Supplies                             8,962            2,750          11,712
    Interest                             8,410              -             8,410
    Travel and entertainment             6,856            1,940           8,796
    Publications                         5,196            1,956           7,152
    Computer                             2,842              874           3,716
    Insurance                            1,500              -             1,500
    Utilities                            1,390              297           1,687
    Postage and delivery                 1,260              801           2,061
    Other                               14,530           11,476          26,006
                                   ------------    ------------     ------------
    Total operating expenses           662,195          290,231         952,426
                                   ------------    ------------     ------------
    Net loss                         $(652,379)      $ (272,313)      $(924,692)
                                   ============    ============     ============
    Net loss per share
      - basic and diluted            $   (0.05)      $    (0.02)
                                   ============    ============

See Accountant's Report and Notes to Financial Statements.

                                       F-3

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                         STATEMENT OF STOCKHOLDERS' EQUITY

             PERIOD FROM MARCH 13, 2000 (INCEPTION) TO MARCH 31, 2001

                                                                       Deficit
                                                                     Accumulated
                                                                       During
                                  Common    Stock      Additional    Development
                                  Shares    Amount   Paid-in Capital   Stage
                               ----------  -------  ---------------  -----------
Issuance of common
  stock on
  March 13, 2000               11,682,500   $1,168       $84,695      $    -

Issuance of common
   stock for cash
   during private
   placement from
   March 13, 2000 to
   December 31, 2000 (Note F)   3,645,000      365     1,492,760

Issuance of common
   stock for services
   provided from
   March 13, 2000 to
   December 31, 2000 (Note F)     178,262       18        50,798

Issuance of stock options
   to non-employees for services
   provided from
   March 13, 2000 to
   December 31, 2000 (Note C)                             20,000

Net loss for the period
   from March 13, 2000
   (inception) to
   December 31, 2000                                                   (652,379)
                               ----------  -------- ---------------  -----------
Balance,
   December 31, 2000           15,505,762  $  1,551  $  1,648,253    $ (652,379)

Issuance of common stock
    for cash                       25,000        2         12,498

Issuance of stock options
    to non-employees for
    services provided from
    January 1, 2001
    to March 15, 2001 (Note C)                             15,949

Net loss for the three months
    ended March 31, 2001
    (Unaudited)                                                        (272,313)
                               ---------- --------  ---------------  -----------
Balance, March 31, 2001
    (Unaudited)                15,530,762 $  1,553  $  1,676,700     $ (924,692)
                               ========== ========  ===============  ===========


See Accountant's Report and Notes to Financial Statements.

                                       F-4

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
    (Unaudited with respect to the three months ended March 31,2001 and the period from March 13, 2000 (Inception) to March 31, 2001)

                                   PERIOD FROM                     PERIOD FROM
                                  MARCH 13, 2000   THREE MONTHS   MARCH 13, 2000
                                   (INCEPTION)        ENDED        (INCEPTION)
                                  TO DECEMBER 31,    MARCH 31,       MARCH 31,
                                      2000             2001            2001
                                   ------------    ------------     ------------
Cash flows used for operations:

    Net loss                       $  (652,379)    $  (272,313)     $  (924,692)

    Adjustments to reconcile net
      loss to net cash used for
      operations:
        Depreciation                     9,623           5,421           15,044
        Services performed in
          exchange for stock and
          options                       70,815          15,949           86,764

    Changes in assets and
      liabilities:
        Other Assets                     -             (58,423)         (58,423)
        Accrued payroll taxes           29,259         (29,259)           -
                                   ------------    ------------     ------------
        Net cash used for
          operating activities        (542,682)       (338,625)        (881,307)

Cash flows used for investing
  activities:

  Purchase of furniture and
    equipment                         (100,074)         (4,648)        (104,722)
  Payment of rent deposit               (2,000)          -               (2,000)
                                   ------------    ------------     ------------
    Net cash used for
      investing activities            (102,074)         (4,648)        (106,722)

Cash flows provided by financing activities:

    Proceeds from issuance
      of common stock                1,578,989          12,500        1,591,489
                                   ------------    ------------     ------------
      Net cash provided by
        financing activities         1,578,989          12,500        1,591,489
                                   ------------    ------------     ------------
    Net increase in cash               934,233        (330,773)         603,460

    Cash, beginning of period            -             934,233            -
                                   ------------    ------------     ------------
    Cash, end of period            $   934,233     $   603,460      $   603,460
                                   ============    ============     ============
Supplemental disclosure of
  non-cash investing and
  financing activities:

    Common stock issued for
      services                     $    70,815     $    15,949      $    86,764
                                   ============    ============     ============


See Accountant's Report and Notes to Financial Statements.

                                       F-5

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
        DECEMBER 31, 2000 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2001 (Unaudited with respect to the three-month period ended March 31, 2001)

NOTE A - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:
Description of the business

Mentor Capital Consultants, Inc. ("the Company") was incorporated in the State of Delaware on March 13, 2000.

Mentor Capital Consultants, Inc., was organized to provide business management and marketing consulting services to start up and emerging growth companies and the entrepreneurs that operate them.

ACCOUNTING POLICIES:

Furniture and equipment:
Furniture and equipment is recorded at cost and depreciated on the straight-line method over the estimated useful lives.

Advertising:
All advertising costs are expensed when incurred.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:
Revenues from consulting services are recognized at the time services are rendered. Accounts Receivable are written off when deemed uncollectable.

Income taxes:
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Earnings per share:
Basic earnings per share is the amount of earnings for the period available to each share of common stock outstanding during the period. The number of shares outstanding is computed based on a daily weighted average. Common stock equivalents have been excluded because their effect would reduce net loss per share.

                                       F-6

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
        DECEMBER 31, 2000 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2001 (Unaudited with respect to the three-month period ended March 31, 2001)


The calculation of earnings per share is as follows:

                                             PERIOD FROM
                                            MARCH 13, 2000        THREE MONTHS
                                             (INCEPTION)             ENDED
                                            TO DECEMBER 31,         MARCH 31,
                                                2000                  2001
                                             ------------         ------------
Net Loss                                     $  (652,379)         $  (272,313)
                                             ============         ============
Average shares outstanding                    13,122,186          $15,510,484
                                             ============         ============
Basic and diluted net loss
  per share                                  $     (0.05)         $     (0.02)
                                             ============         ============

Recent accounting pronouncements:
In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS No. 137, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company has not yet determined the impact of the adoption of SFAS No. 133 on its financial statements or business practices.

In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998 and provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities to be expensed as incurred. The Company has expensed all start-up costs and organization costs.

Cash and cash equivalents:
For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks.

Interim financial information:
The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein in accordance with generally accepted accounting principles. The interim results are not necessarily indicative of the results to be expected for any future period. The company had no income or expenses during the three months ended March 31, 2001.

NOTE B - INCOME TAXES:
The Company did not record any provision for federal and state income taxes through December 31, 2000. The actual tax expense for the period differs from "expected" tax expense (computed by applying the

                                       F-7

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
        DECEMBER 31, 2000 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2001 (Unaudited with respect to the three-month period ended March 31, 2001)

statutory U.S. federal corporate tax rate of 34% to net loss before income taxes) as follows:

                                   PERIOD FROM                     PERIOD FROM
                                  MARCH 13, 2000   THREE MONTHS   MARCH 13, 2000
                                   (INCEPTION)        ENDED        (INCEPTION)
                                  TO DECEMBER 31,    MARCH 31,       MARCH 31,
                                      2000             2001            2001
                                   ------------    ------------     ------------
Computed "expected" tax benefit    $  (221,809)    $   (92,586)     $  (314,395)
Change in valuation allowance
  for deferred assets                  221,809          92,586          314,395
                                   ------------    ------------     ------------
Net tax benefit                    $     -         $     -          $     -
                                   ------------    ------------     ------------

At December 31, 2000, deferred income tax assets result from federal and state operating loss carryforwards in the amount of $581,600 plus timing difference related to deductions for non-cash compensation in the amount of $70,815. These loss carryforwards expire in 2020. Net deferred tax assets consist of the following:

Tax effect of net operating loss carryforwards                        $(197,732)
Tax effect of timing differences related to compensation expense        (24,077)
Less valuation allowance                                                221,809
                                                                    ------------
Net deferred tax assets                                               $   -
                                                                    ============

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

NOTE C - STOCK OPTIONS:

The Company has granted non-statutory options to purchase shares of common stock to certain employees at prices ranging from $.25 to $.50 per share.

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25.

                                       F-8

                         MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
        DECEMBER 31, 2000 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2001 (Unaudited with respect to the three-month period ended March 31, 2001)

Following is a reconciliation of transactions during the periods:

                             Period from March 13, 2000
                                 (inception) to               Three months ended
                                December 31, 2000               March 31, 2001
                              ------------------------        ------------------
                                             Average                    Average
                                             Exercise                   Exercise
                                Number        Price           Number     Price
                              ----------     --------        --------   --------
Outstanding at beginning
  of period                       --            --            115,058     $0.32
Granted during period          115,058        $0.32            34,000     $0.50
Exercised during period           --            --               --         --
                              ----------     --------        --------   --------
Outstanding at end of period   115,058        $0.32           149,058     $0.37
                              ==========     ========        ========   ========
Exercisable at end of period   115,058        $0.32           149,058     $0.37
                              ==========     ========        ========   ========

If the Company had used the Fair Value based method of accounting for its stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net income for the period ended December 31, 2000 would have increased by $21,910, resulting in net loss of ($674,289) or ($0.05) per share, and for the three-month period ended March 31, 2001, compensation cost would have increased by $17,000, resulting in net loss of ($289,313) or ($0.02) per share. The computation of the effects of the application of the Fair Value based method is based on expected lives of 24 months, and a risk-free interest rate of 6%. No dividend yield is assumed and volatility is not considered because the Company is not a public entity.

In addition to stock options granted to employees, the Company granted options to purchase common stock to certain consultants at the price at which stock was being sold to new investors at the time of grant. The compensation cost of these options, measured by the fair value of services received less the exercise price for the options has been included in net loss for the periods. Following is a reconciliation of transactions during the period for options granted to consultants:


                             Period from March 13, 2000
                                 (inception) to               Three months ended
                                December 31, 2000               March 31, 2001
                              ------------------------        ------------------
                                             Average                    Average
                                             Exercise                   Exercise
                                Number        Price           Number     Price
                              ----------     --------        --------   --------
Outstanding at beginning
  of period                       --            --            80,000      $0.25
Granted during period            80,000        $0.25          46,013      $0.35
Exercised during period           --            --              --          --
                              ----------     --------        --------   --------
Outstanding at end of period     80,000        $0.25         126,013      $0.29
                              ==========     ========        ========   ========

                                       F-9

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
        DECEMBER 31, 2000 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2001 (Unaudited with respect to the three-month period ended March 31, 2001)

NOTE D - RELATED PARTY TRANSACTIONS:

At the inception of the Company, the primary stockholder sold certain assets, consisting primarily of furniture, computers and software to the Company for $55,000. The value of the assets was estimated to be approximately fair value; the Board of Directors approved the transaction; the primary stockholder abstained from voting.

NOTE E - OPERATING LEASE:

The Company occupies its office space under a month-to-month lease at a rental of $4,000 per month.

NOTE F - EQUITY TRANSACTIONS:

During the period from March 13, 2000 to December 31, 2000, the Company issued common stock to new investors in two different increments, the first at $.25 per share for 1,457,762 shares, and the second at $.50 per share for 2,365,500 shares.

During the same period, certain employees and consultants received common stock for services. These shares were valued based on the price at which shares were being issued at the time services were rendered.

                                      F-10

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
        DECEMBER 31, 2000 AND THE THREE-MONTH PERIOD ENDED MARCH 31, 2001 (Unaudited with respect to the three-month period ended March 31, 2001)

NOTE D - RELATED PARTY TRANSACTIONS:

At the inception of the Company, the primary stockholder sold certain assets, consisting primarily of furniture, computers and software to the Company for $55,000. The value of the assets was estimated to be approximately fair value; the Board of Directors approved the transaction; the primary stockholder abstained from voting.

NOTE E - OPERATING LEASE:

The Company occupies its office space under a month-to-month lease at a rental of $4,000 per month.

NOTE F - EQUITY TRANSACTIONS:

During the period from March 13, 2000 to December 31, 2000, the Company issued common stock to new investors in two different increments, the first at $.25 per share for 1,457,762 shares, and the second at $.50 per share for 2,365,500 shares.

During the same period, certain employees and consultants received common stock for services. These shares were valued based on the price at which shares were being issued at the time services were rendered.

                                      F-10

                                                                       EXHIBIT A

                                  1,500,000 Units
                          MENTOR CAPITAL CONSULTANTS, INC.
                             Common Stock and Warrants

                              SUBSCRIPTION AGREEMENT
                               -------------------

Mentor Capital Consultants, Inc.
4940 Pearl East Circle, Suite 104
Boulder, Colorado 80301

Gentlemen:
  The undersigned irrevocably subscribe(s) for and agree(s) to purchase units, each unit consisting of two shares of common stock ("Common Stock") and warrants to purchase two additional shares of common stock of Mentor Capital Consultants, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at the price of $_______ per unit (checks made payable to "Grafton State Bank, Escrow Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

WITHHOLDING CERTIFICATION

  Each of the undersigned certifies under penalty of perjury that:
    (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
    (2)  The undersigned is not subject to backup withholding because:
      (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
      (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.
    Note: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES

  Common stock and warrants are to be registered as indicated below. (Please type or print.)


______________________________________________________________________
                               Name(s)

__________________________________________
Social Security or Federal Tax I.D. Number

_______________________________________  (____)_______________________________
            Street Address                        Telephone Number

_______________________________________
          City, State, Zip Code



OWNERSHIP: [_] Individual [_] Marital Property [_] Joint Tenants with Right of Survivorship [_] Tenants in Common [_] Corporation [_] Partnership
[_] Trust  [_] IRA/Qualified Plan  [_] Other _________________________

  If common stock and warrants are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

                                       A-1

SUBSCRIBER SIGNATURES

Individuals  (All proposed record holders must sign.)

Dated:_________________



________________________________                _______________________________
         (Signature)                                     (Signature)

________________________________                _______________________________
      (Print or Type Name)                           (Print or Type Name)


Corporations, Partnerships, Trusts and IRAs/Qualified Plans
(Certificate of Signatory must be completed.)


Dated:__________________________        _______________________________________
                                              (Print or Type Name of Entity)


                                     By:_______________________________________
                                        (Signature of Authorized Representative)

                             Certificate of Signatory

I,________________________________________, am the ____________________________
(Print or Type Name of Authorized Representative)(Print or Type Title
                                                                    or Position)
of ____________________________________________("Entity").
    (Print or Type Name of Subscribing Entity)

  I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

                                        ________________________________________
                                        (Signature of Authorized Representative)

ACCEPTANCE

  Subscription ___ accepted  ___ rejected as of ________________________, 2001.


                                        MENTOR CAPITAL CONSULTANTS, INC.



                                     By:________________________________________
                                         (Signature of Authorized Officer)

                                       A-2

No. ___                                                                EXHIBIT B

                                    WARRANT
                             To Purchase Common Stock
                                       of
                         Mentor Capital Consultants, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, ____________ __________________________ or assigns ("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, _______________________ shares of common stock ("Common Stock"), of Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of _______ Dollars ($______) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton, Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for a period of eighteen (18) months, commencing six (6) months following the initial effective date of the registration statement of the Company, relating to the Warrants, under the Securities Act of 1933, as amended ("Securities Act"), provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period"). Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof. This Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

  Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.

  The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

  This Warrant is divisible on surrender, in which case a new Warrant or Warrants will be issued.

                                       B-1

  Commencing six (6) months following the initial effective date of the registration statement of the Company, relating to the Warrants, under the Securities Act, and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein.
In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

  If prior to the expiration of this Warrant, by exercise hereof or by its terms:

  (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

  (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

  (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

  (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.

                                       B-2

         This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

         Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

         As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

         IN WITNESS WHEREOF, MENTOR CAPITAL CONSULTANTS, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.

                                           MENTOR CAPITAL CONSULTANTS, INC.

Attest:


__________________________________         By:_________________________________
                         Secretary                                    President

[CORPORATE SEAL]


                                       B-3

                                SUBSCRIPTION FORM

                     (To be Executed Upon Exercise of Warrant)

  The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.


Dated:___________________________


Number of Shares Subscribed For:

       ____________________
                                          __________________________________
                                                   (Signature)



                                          __________________________________
                                                   (Signature)




                                   ASSIGNMENT

                (To Be Executed By the Registered Holder to Effect
                         a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto ___________________________________________________ the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint _____________________________________________
to transfer the said right on the books of the Company, with full power of substitution.


Dated:__________________________


                                          ____________________________________
                                                   (Signature)



                                          ____________________________________
                                                   (Signature)


                                       B-4

                       [Inside back cover]

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the units.

                              [Outside back cover]

                           MENTOR CAPITAL CONSULTANTS INC.

  Until ___________, 2001 (90 days after the commencement of this offering), all dealers that buy, sell or trade our secrities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys, fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys, fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, the Company's Certificate of Incorporation ("Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The By-laws of the Company provide that, to the fullest extent permitted by applicable law, the Company shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company or was serving at the request of the Company.

  The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Certificate and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

                                      II-1

Item 25. Other Expenses of Issuance and Distribution.

     SEC registration fee . . . . . . . . . . . . .  $          2,750
     Legal fees and expenses. . . . . . . . . . . .            40,000 *
     Accounting fees and expenses . . . . . . . . .             8,500 *
     Blue Sky fees and expenses . . . . . . . . . .             4,500 *
     Escrow fees and expenses . . . . . . . . . . .             2,500 *
     Printing and engraving . . . . . . . . . . . .             3,500 *
     Miscellaneous. . . . . . . . . . . . . . . . .             1,875 *
                                                               ______
          Total . . . . . . . . . . . . . . . . . .  $         65,000 *

________________
     *  Estimate

Item 26.   Recent Sales of Unregistered Securities.

  Upon inception (March 13, 2000), 11,682,500 shares of common stock were issued to the initial 6 shareholders of the Company for aggregate consideration in the amount of $85,863, including 10,335,250 shares issued to directors and officers for $863. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From September 15, 2000 through December 31, 2000, the Registrant sold 3,823,262 shares of its common stock in a private offering to 81 individual investors (64 accredited and 17 nonaccredited) for an aggregate purchase price of $1,547,191. All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commission or other compensation was paid in connection with such transactions. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D.

  From September 15, 2000 through December 31, 2000, the Registrant granted options covering 195,058 shares of its common stock to 14 persons (8 employees and 6 non-employees). 155,058 of such options are exercisable for a period of five years, commencing six months following the initial effective date of this registration statement; 40,000 of such options are exercisable for a period of five years, commencing one year following the initial effective date of this registration statement. 81,000 of such options are exercisable at the price of $0.25 per share, and 34,058 are exercisable at $0.50 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

Item 27. Exhibits.

   Exhibit
   Number                   Description

    3.1  Certificate of Incorporation of the Registrant *
    3.2  By-Laws of the Registrant *
    3.3 Certificate of Amendment to Certificate of Incorporation of the Registrant *
    5.1  Opinion of Kranitz & Philipp, as to the legality of the Units *
   10.1  Escrow Agreement, between the Registrant and Grafton State Bank *
   10.2  $3.00 Warrant Agreement, between the Registrant and Grafton State
         Bank *
   10.3  $4.00 Warrant Agreement, between the Registrant and Grafton State
         Bank *
   10.4 Lease Agreement, between the Registrant and Four Pearl Parnership, Ltd., LLLP *
   23.1  Consent of Kranitz & Philipp (included in Exhibit 5.1) *
   23.2  Consent of Van Dorn & Bossi
   24.1  Power of Attorney (included at Page II - 4) *
  ______________________
  *   Previously filed.

                                      II-2

Item 28.   Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned small business issuer will:

  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

  (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10(a)(3) of the Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

  (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                      II-3

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on June 28, 2001.

                                             MENTOR CAPITAL CONSULTANTS, INC.



                                              /s/ W. Michael Bissonnette
                                   By:_______________________________________
                                           W. Michael Bissonnette,
                                     Chief Executive Officer and President

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

           Signature                                    Title(s)
          -----------                                  ----------
 W. MICHAEL BISSONNETTE                  Chief Executive Officer and President
                                             (Principal Executive Officer),
                                          Treasurer (Principal Financial and
                                           Accounting Officer) and Director

 ELIZABETH B. LANE                                Secretary and Director




 RICHARD A. KRANITZ                                      Director



                             /s/ W. MICHAEL BISSONNETTE
                       By:_________________________________
                                W. Michael Bissonnette
                   Signing personally as Chief Executive Officer,
                (Principal Executive Officer), President, Treasurer
                   (Principal Financial and Accounting Officer)
                              and Director, and as
                            Attorney-in-Fact for the
                          directors and officers whose
                             names appear above, on
                                  June 28, 2001.

                                II-4 (Signatures)

                                 1,500,000 Units
                           MENTOR CAPITAL CONSULTANTS INC.
                             Common Stock and Warrants

                                INDEX TO EXHIBITS

   Exhibit
   Number                   Description

    3.1  Certificate of Incorporation of the Registrant *
    3.2  By-Laws of the Registrant *
    3.3 Certificate of Amendment to Certificate of Incorporation of the Registrant *
    5.1  Opinion of Kranitz & Philipp, as to the legality of the Units *
   10.1  Escrow Agreement, between the Registrant and Grafton State Bank *
   10.2  $3.00 Warrant Agreement, between the Registrant and Grafton State
         Bank *
   10.3  $4.00 Warrant Agreement, between the Registrant and Grafton State
         Bank *
   10.4 Lease Agreement, between the Registrant and Four Pearl Partnership, Ltd., LLLP *
   23.1  Consent of Kranitz & Philipp (included in Exhibit 5.1) *
   23.2  Consent of Van Dorn & Bossi
   24.1  Power of Attorney (included at Page II - 4) *
  ______________________
  *   Previously Filed


                                      II-5